UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                September 6, 2012

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, Kirk J. Emge, the Senior Vice President and General Counsel of Pepco Holdings, Inc. (PHI), notified PHI that he intends to retire from PHI on April 1, 2013.  Upon the election of his successor, which is expected to occur on September 17, 2012 (the Election Date), as more fully described in Item 8.01 below, Mr. Emge will be elected to serve as PHI’s Senior Vice President and Special Counsel to the Chief Executive Officer.  In this new role, Mr. Emge will continue to oversee certain legal aspects of certain of PHI’s and its utility subsidiaries’ regulatory proceedings and will continue to report to Joseph M. Rigby, PHI’s Chairman, President and Chief Executive Officer.  On the Election Date, Mr. Emge also will resign from substantially all of his existing director and officer positions with PHI’s subsidiaries, including as an executive officer and director of Potomac Electric Power Company (Pepco) and Delmarva Power & Light Company (DPL).

In connection with the foregoing, PHI and Mr. Emge have entered into a Retirement Agreement, dated as of September 6, 2012.  The following is a description of the material terms and conditions of the Retirement Agreement, which description is qualified by reference to a copy of the Retirement Agreement attached as Exhibit 10 to this Current Report on Form 8-K:

●
Mr. Emge will continue to be employed as an executive of PHI until April 1, 2013 at his currently annual base salary of $400,000, with such duties and responsibilities as will be assigned to him by PHI’s Chief Executive Officer, and otherwise on the same terms and conditions as were in effect immediately prior to the date of the Retirement Agreement, including participation in PHI-sponsored pension, deferred compensation, health and welfare plans in accordance with the terms thereof.

●
On or about April 1, 2013, Mr. Emge will receive a non-pensionable severance payment in the amount of $706,667, consisting of (i) $466,667, which is equal to the amount of salary that Mr. Emge would have earned at his current salary rate over the period from April 1, 2013 through May 31, 2014, which would have been his normal retirement date under the Pepco Holdings Retirement Plan, and (ii) $240,000, which is equal to Mr. Emge’s 2013 target bonus under the PHI Amended and Restated Annual Executive Incentive Compensation Plan (the EICP).  To receive this payment, Mr. Emge must execute a general release in favor of PHI and its subsidiaries as required by the Retirement Agreement.

●	Mr. Emge will receive an annuity of $547 per month to offset lower monthly retirement benefit payments due to his early retirement.

●
With regard to Mr. Emge’s ongoing participation in the EICP, Mr. Emge will be entitled to receive an award for 2012 (payable in 2013) if and to the extent determined by the PHI Compensation/Human Resources Committee (the Committee) in accordance with the terms of the EICP.  Mr. Emge shall not be entitled to participate in the EICP in 2013.

●	With regard to Mr. Emge’s ongoing participation in the PHI Long-Term Incentive Plan (LTIP) and the PHI 2012 Long-Term Incentive Plan (the 2012 LTIP):

o
Payments, if any, under Mr. Emge’s time-based and performance-based awards for the 2010 to 2012 award cycle shall vest only if and to the extent determined by the Committee in accordance with the terms thereof, and, to the extent earned, shall be payable in the normal course.

o
Payments under Mr. Emge’s time-based restricted stock unit (RSU) award under the LTIP for the 2011 to 2013 award cycle (and additional RSUs accrued as dividend equivalents thereupon) will be prorated based on the number of full months elapsed over the period beginning on the grant date and ending on April 1, 2013.

o
Payments, if any, under Mr. Emge’s performance-based RSU award under the LTIP for the 2011 to 2013 award cycle (and additional RSUs accrued as dividend equivalents thereupon) will be based on actual performance over the entire three-year performance period relative to the performance goals as determined by the Committee in accordance with the terms of the award, with the number of RSUs, if any, that otherwise would have become vested to be prorated for the number of full months elapsed over the period beginning on the grant date and ending on April 1, 2013.

o	Mr. Emge’s time-based and performance-based awards under the LTIP for the 2012 to 2014 award cycle will be forfeited, effective April 1, 2013.

o	Mr. Emge will not be entitled to any awards under the 2012 LTIP with respect to the 2013 to 2015 award cycle.

Subsequent to the date of the Retirement Agreement and through April 1, 2013, Mr. Emge has agreed to assist PHI in the efficient transfer of his responsibilities.  Until April 1, 2016, Mr. Emge has also agreed to be available, upon the reasonable request of PHI, to consult with PHI with regard to matters within the scope of his responsibilities while employed at PHI.  As consideration for Mr. Emge’s agreement to provide the foregoing assistance and consultations (i) Mr. Emge will receive the non-pensionable payment described above, (ii) PHI will reimburse Mr. Emge for out-of-pocket expenses reasonably incurred, and (iii) beginning on June 1, 2014, PHI will compensate Mr. Emge at the hourly rate of $200.  In addition, Mr. Emge has agreed to a general release of claims involving PHI and its subsidiaries.

If Mr. Emge voluntarily terminates his employment prior to April 1, 2013, the Retirement Agreement would become null and void.

Item 8.01	Other Events.

On September 7, 2012, PHI announced that it will appoint Kevin C. Fitzgerald as its Executive Vice President and General Counsel, to be effective on the Election Date.  Effective as of the Election Date, Mr. Fitzgerald also will be appointed as an executive officer and director of each of Pepco and DPL, and as an officer and/or director of certain of PHI’s other subsidiaries.  A news release announcing this appointment was issued by PHI on September 7, 2012, a copy of which has been filed as Exhibit 99 to this Current Report on Form 8-K.

In connection with his appointment as Executive Vice President and General Counsel of PHI, on September 7, 2012, Mr. Fitzgerald and PHI entered into an Employment Agreement, to be effective as of the Election Date, defining the terms of Mr. Fitzgerald’s employment with PHI.  The following is a brief summary of the material terms and conditions of the Employment Agreement:

●	The Employment Agreement has a term of three years beginning on the Election Date and expiring on September 16, 2015.

●	Mr. Fitzgerald will be entitled to an annual base salary of $550,000. If during the term of the Employment Agreement Mr. Fitzgerald’s annual salary is increased, it may not thereafter be decreased.

●
Mr. Fitzgerald is entitled to a target incentive opportunity under the EICP equal to 60% of his annual base salary.  Any award paid with respect to 2012 will be prorated based upon the number of days he is continuously employed with PHI in 2012.

●
Mr. Fitzgerald is entitled to receive 2012 LTIP awards with aggregate target award opportunities equal to 125% of his base salary.  For the 2012 to 2014 performance period, Mr. Fitzgerald will receive awards (prorated based on the Election Date) consisting of:

o	one-third time-based RSUs (including dividend equivalents), which will vest in January 2015, provided that Mr. Fitzgerald remains continuously employed by PHI until the vesting date; and

o
two-thirds performance-based RSUs (including dividend equivalents), which shall vest only if Mr. Fitzgerald remains continuously employed by PHI until the end of the performance period and the Committee determines that PHI’s total shareholder return relative to that of the 2012 Utility Peer Group (as determined by the Committee) for the 2012 to 2014 performance period has exceeded certain established thresholds.

●
As an inducement for Mr. Fitzgerald to enter into the Employment Agreement, Mr. Fitzgerald is eligible to receive contingent retention awards of RSUs under the 2012 LTIP.  These contingent retention awards are comprised of the following:

o	Time-based contingent retention award granted as of the Election Date:

▪	The number of RSUs subject to this award will be determined by dividing $750,000 by the closing price of a share of PHI common stock on the last trading day prior to the Election Date.

▪
Four-fifteenths of this award will vest on each of the first and second anniversaries of the Election Date, and the balance will vest on the third anniversary of the Election Date, in each case so long as Mr. Fitzgerald remains continuously employed by PHI as of each such anniversary date.

▪	If Mr. Fitzgerald’s employment terminates prior to September 16, 2015, the unvested portion of this time-based award will be forfeited, subject to certain exceptions.

o	Performance-based contingent retention awards

▪
Three separate awards will be made, with the first award to be made as soon as practicable after January 1, 2013, and the second and third awards to be made on or as soon as practicable after each of the first and second anniversaries thereof, so long as Mr. Fitzgerald is employed by PHI on each such date.

▪
Each award shall consist of such number of RSUs equal to $166,666.67, divided by the closing price of a share of PHI common stock on the last trading day prior to the first day of the calendar year in which the retention performance award is executed and delivered (the Retention Award Performance Period).

▪	Each award shall vest only to the extent performance goals for each Retention Award Performance Period have been achieved.

▪	Subject to certain exceptions, an award will be forfeited if Mr. Fitzgerald’s employment with PHI ends prior to the completion of the Retention Award Performance Period.

▪	The Committee will adopt specific performance goal criteria from among those set forth in the 2012 LTIP, which shall serve as the basis for the performance goals for these awards.

o	Subject to certain exceptions, Mr. Fitzgerald is required to hold vested RSUs attributable to these awards until his employment with PHI terminates.

o	Prior to settlement, RSUs will be credited with dividend equivalents (in the form of additional fully-vested RSUs) beginning upon the vesting date.

PHI may terminate Mr. Fitzgerald’s employment at any time, with or without cause, and Mr. Fitzgerald may resign as an employee at any time and for any reason, in each case without further compensation under the Employment Agreement.

Mr. Fitzgerald will be a participant in the PHI Change-in-Control Severance Plan for Certain Executive Employees, at a level that provides for payment in the amount of three times salary and bonus if Mr. Fitzgerald’s employment with PHI terminates under certain circumstances within one year after a change in control of PHI.

Mr. Fitzgerald will be eligible to participate (in a manner similar to other senior executives of PHI of comparable rank) in PHI’s retirement, supplemental retirement benefit, savings, deferred compensation, health, welfare and insurance plans, and in other plans and programs provided by PHI from time to time for its senior executives of comparable rank.  Mr. Fitzgerald will also be entitled to receive such perquisites and other personal benefits provided by PHI from time to time to its senior executives of comparable rank.

The Employment Agreement also contains confidentiality, non-compete and non-solicitation covenants, all of which contain terms that are customary in agreements of this type.  Mr. Fitzgerald has also agreed to be bound by and comply with, to the extent they may be applicable to him, specified executive compensation “clawback” provisions.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

The following exhibits are filed herewith:

		Exhibit No.	Description of Exhibit

		10	Retirement Agreement, dated as of September 6, 2012, by and between PHI and Kirk J. Emge
		99	News Release of Pepco Holdings, Inc. dated September 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	September 7, 2012	/s/ JOSEPH M. RIGBY
Name: Joseph M. Rigby Title: Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit
10	Retirement Agreement, dated as of September 6, 2012, by and between PHI and Kirk J. Emge
99	News Release of Pepco Holdings, Inc. dated September 7, 2012